Silicon Storage Technology, Inc.

News Release

For More Information Contact:

Leslie Green
Green Communications Consulting, LLC
(650) 312-9060

SST Appoints Edward Y.W. Yang to Its Board of Directors

SUNNYVALE, Calif., Oct. 18, 2007 -- SST (Silicon Storage Technology, Inc.; NASDAQ: SSTI), a leader in flash memory technology, today announced that it has increased the size of its Board of Directors from six to seven members and elected Edward Y.W. Yang, to the Board, effective October 16, 2007.

Yang, 57, retired in 2005 after a 25-year career with Hewlett-Packard Company in the Silicon Valley. His last assignment at HP was vice president and chief technology officer for the Personal Systems Group in the Corporate Office of Strategy and Technology. Prior to that, he was vice president and chief technical officer of Hewlett-Packard’s Computing Systems business, vice president and chief technical officer of Hewlett-Packard’s Personal System Group and a general manager in Hewlett-Packard’s Telecom System business unit.   He also served as the co-leader of the integration team for the Enterprise Systems Group during the Hewlett-Packard and Compaq merger.  Prior to joining Hewlett-Packard in 1980, Yang held various positions at Bell Northern Research and General Automation.

 “We are extremely pleased to welcome Ed to the SST Board of Directors,” said Bing Yeh, chairman, president and chief executive officer, SST.  “With a wealth of strong operational and strategic planning background, in conjunction with his diverse technical and market knowledge in the IT industry, Ed will be a tremendous addition to our Board.”

Yang holds a bachelor’s degree in electrical engineering from the National Cheng-Kung University (Taiwan) and a master’s degree in electrical engineering from Oregon State University.

About Silicon Storage Technology, Inc.
Headquartered in Sunnyvale, California, SST designs, manufactures and markets a diversified range of memory and non-memory products for high volume applications in the digital consumer, networking, wireless communications and Internet computing markets.  Leveraging its proprietary, patented SuperFlash technology, SST is a leading provider of nonvolatile memory solutions with product families that include various densities of high functionality flash memory components and flash mass storage products.  The Company also offers its SuperFlash technology for embedded applications through its broad network of world-class manufacturing partners and technology licensees, including TSMC, which offers it under its trademark Emb-FLASH.  SST’s non-memory products include NAND controller-based products, smart card ICs, flash microcontroller and radio frequency ICs and modules.  Further information on SST can be found on the company's Web site at http://www.sst.com.

Forward-Looking Statements
Except for the historical information contained herein, this news release contains forward-looking statements regarding memory and non-memory market conditions, SST’s future financial performance, the performance of new products, SST’s licensing business, SST’s ability to diversify its business, the transition of SST’s products to smaller geometrics, and SST’s ability to bring new products to market, all of which involve risks and uncertainties.  These risks may include timely development, acceptance and pricing of new products, the terms, conditions and revenue recognition issues associated with licensees’ royalty payments, the impact of competitive products and pricing, and general economic conditions as they affect SST’s customers, as well as other risks detailed from time to time in the SST’s  SEC reports, including the Annual Report on Form 10-K for the year ended December 31, 2005.

For more information about SST and the company’s comprehensive list of product offerings, please call 1-888/SST-CHIP.  Information can also be requested via email to literature@sst.com or through SST’s Web site at http://www.sst.com.  SST’s head office is located at 1171 Sonora Court, Sunnyvale, Calif.; telephone: 408/735-9110; fax: 408/735-9036.

The SST logo and SuperFlash are registered trademarks of Silicon Storage Technology, Inc. All other trademarks or registered trademarks are the property of their respective holders.
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